Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107-2292

(651) 466-6619

(Name, address and telephone number of agent for service)

PENTAIR FINANCE S.A.

(Issuer with respect to the Securities)

Grand Duchy of Luxembourg	98-1072493
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26, boulevard Royal L-2449 Luxembourg
(Address of Principal Executive Offices)	(Zip Code)

PENTAIR PLC

(Issuer with respect to the Securities)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 471, Sharp Street Walkden, Manchester United Kingdom	M28 8BU
(Address of Principal Executive Offices)	(Zip Code)

PENTAIR INVESTMENTS SWITZERLAND GMBH

(Issuer with respect to the Securities)

Switzerland	98-1176782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Freier Platz 10 8200 Schaffhausen, Switzerland
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

2

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.***

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-3ASR, Registration Number 333-199995 filed on November 7, 2014.
***	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 27th of April, 2015.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 27, 2015

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2015

($000’s)

3/31/2015
Assets
Cash and Balances Due From Depository Institutions	$14,048,386
Securities	101,980,067
Federal Funds	48,958
Loans & Lease Financing Receivables	248,152,881
Fixed Assets	4,794,618
Intangible Assets	12,898,132
Other Assets	23,440,131

Total Assets	$405,363,173

Liabilities
Deposits	$297,444,787
Fed Funds	1,856,185
Treasury Demand Notes	0
Trading Liabilities	1,179,175
Other Borrowed Money	46,898,693
Acceptances	0
Subordinated Notes and Debentures	3,650,000
Other Liabilities	12,682,543

Total Liabilities	$363,711,383

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	26,511,651
Minority Interest in Subsidiaries	855,539

Total Equity Capital	$41,651,790

Total Liabilities and Equity Capital	$405,363,173